Exhibit 10.3

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”) is made and entered into as of the 24th day of September, 2014, by and among:

(i)          JAMES RIVER GROUP HOLDINGS, LTD., a Bermuda company (the former company name of which is Franklin Holdings (Bermuda), Ltd.), and JRG REINSURANCE COMPANY LTD., a regulated insurance company domiciled in Bermuda (each a “Borrower” and, collectively, the “Borrowers”);

(ii)         THE FINANCIAL INSTITUTIONS as signatory lender parties hereto and their successors and assigns (each a “Lender” and, collectively, the “Lenders”);

(iii)        KEYBANK NATIONAL ASSOCIATION, a national banking association, in its capacities as “Administrative Agent”, and “Letter of Credit Issuer” under the Credit Agreement (defined below); and

(iv)        BANK OF MONTREAL, CHICAGO BRANCH, which is joining KEYBANK NATIONAL ASSOCIATION and SUNTRUST ROBINSON HUMPHREY, INC. as an additional Joint Book Runner for the purposes of this First Amendment.

Recitals:

A.           The Borrowers, the Lenders, the Letter of Credit Issuer and the Administrative Agent and certain other parties are the parties to that certain Credit Agreement dated as of June 5, 2013 (the “Credit Agreement”), pursuant to which, inter alia, the Lenders agreed, subject to the terms and conditions thereof, to advance Loans (as this and other capitalized terms used herein and not otherwise defined herein are defined in the Credit Agreement) to the Borrowers; and the Letter of Credit Issuer agreed, subject to the terms and conditions thereof, to issue Letters of Credit.

B.           The Borrowers have requested the Lenders, the Letter of Credit Issuer and the Administrative Agent to (i) extend the Maturity Date, (ii) increase the Total Unsecured Facility Commitment to $112,500,000, and (iii) agree to certain other amendments to the Credit Agreement.

Agreements:

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual agreements hereinafter set forth, the Borrowers, the Lenders, the Letter of Credit Issuer and the Administrative Agent, intending to be legally bound, hereby agree as follows:

1.          Amendments to Credit Agreement.    Subject to the terms and conditions of this First Amendment, including, without limitation, Paragraph 2, below:

(a)          The definitions of “Fixed Charges”, “LIBO Rate”, “Parent”, “Revolving Availability Termination Date”, and “Unsecured Facility Commitment” in Section 1.01 (Defined Terms) of the Credit Agreement are hereby amended and restated in their entirety to provide, respectively, as follows:

“Fixed Charges” means, for any period, the sum, without duplication, of (a) Consolidated Interest Expense for such period and (b) Restricted Payments made or incurred by the Parent during such period, other than (i) the Restricted Payments made to the Redeemed Investors on or about April 3, 2013 in connection with the Parent’s redemption of Equity Interests of the Parent theretofore owned by the Redeemed Investors and (ii) the 2014 Special Dividend.

*        *        *

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the greater of (i) zero percent (0.00%) per annum and (ii) the per annum rate of interest, determined by the Administrative Agent in accordance with its usual procedures (which determination shall be conclusive and binding absent manifest error) as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the beginning of such Interest Period pertaining to such Eurodollar Borrowing, equal to the London Interbank Offered Rate, as published by Bloomberg (or other commercially available source providing quotations of such London Interbank Offered Rate as designated by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market), having a maturity comparable to such Interest Period. In the event that such a rate quotation is not available for any reason, then, subject to clause (i) of the immediately preceding sentence, the rate for such period shall be a comparable replacement rate determined by the Administrative Agent in its good faith commercial judgment at such time rate.

*        *        *

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“Parent” means James River Group Holdings, Ltd., a Bermuda company, and its successors and permitted assigns.

*        *        *

“Revolving Availability Termination Date” means September 24, 2019 (or if such date is not a Business Day with respect to Eurodollar Loans, the next preceding day that is a Business Day with respect to Eurodollar Loans).

*        *        *

“Unsecured Facility Commitment” means, with respect to each Lender, the commitment of such Lender to make unsecured Loans and to acquire participations in unsecured Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Unsecured Exposure under the Unsecured Facility, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.11 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. As of the First Amendment Effective Date the initial amount of each Lender’s Unsecured Facility Commitment is set forth on Schedule 2.01(b). The aggregate amount of the Unsecured Facility Commitments as of the First Amendment Effective Date is $112,500,000.

(b)          The following new defined terms are added to Section 1.01 (Defined Terms) of the Credit Agreement in the appropriate alphabetical order:

“2014 Special Dividend” means the dividend to be made by the Parent to the holders of its Equity Interests after the First Amendment Effective Date and on or before October 31, 2014, which dividend shall not exceed, in the aggregate as to all such holders taken together, seventy million dollars ($70,000,000).

“First Amendment Effective Date” has the meaning specified in the First Amendment to Credit Agreement dated as of September 24, 2014 among the parties to this Agreement as of such date.

(c)          The first sentence of Section 5.10 (Use of Proceeds and Letters of Credit) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

The proceeds of the Loans will be used only to finance the general corporate purposes of the Borrowers (including, without limitation, liquidity, acquisitions (except to the extent restricted pursuant to this Agreement), the satisfaction of Debt required by Section 4.01(j), a portion of the 2014 Special Dividend, and working capital needs of the Borrowers and their Subsidiaries).

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(d)          Section 6.08 (Restricted Payments) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

Section 6.08. Restricted Payments.    No Loan Party shall declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so unless, both immediately before and after giving effect to such Restricted Payment, no Default exists; provided that nothing in this Section shall be construed to restrict payments by a Subsidiary to its immediate parent entity; and provided, further, that the Parent may pay the 2014 Special Dividend so long as:

(a)          immediately prior to and after giving pro forma effect to the payment of the 2014 Special Dividend, no Default has occurred or would result therefrom;

(b)          the representations and warranties of the Borrowers under Paragraph 3 of the First Amendment to Credit Agreement dated as of September 24, 2014 among the parties to this Agreement as of such date shall be true and correct in all material respects as of the date on which the 2014 Special Dividend is paid;

(c)          without limiting the generality of clause (a) above, as of the end of the Fiscal Quarter most recently ended prior to the payment of the 2014 Special Dividend for which financial statements are required pursuant to Section 5.01 (the “Test Quarter”), and after giving pro forma effect to the 2014 Special Dividend and to any Loans or other Debt incurred in connection therewith, as if, as applicable, paid or incurred during such Test Quarter, the Borrowers shall be in compliance with each of Section 6.11, Section 6.12, Section 6.13 and Section 6.14; and

(d)          the Parent shall have delivered to the Administrative Agent, on the date of the 2014 Special Dividend, a certificate signed by a Financial Officer to the effect set forth in clauses (a), (b) and (c) above, which shall include, with respect to clause (c), a worksheet setting forth reasonably detailed calculations demonstrating compliance with Sections 6.11, 6.12, 6.13 and 6.14.

(e)          The Pricing Schedule to the Credit Agreement is hereby amended and restated in its entirety by the Amended and Restated Pricing Schedule attached as Attachment 1 to this First Amendment and incorporated herein by reference. By way of clarification and not limitation, the Loans under the Unsecured Facility shall commence to accrue interest, the Letters of Credit under the Unsecured Facility shall commence to accrue participation fees, and facility fees under the Unsecured Facility shall commence to accrue in each case at rates per annum reflecting the

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decreased Applicable Rates as of the First Amendment Effective Date (defined below) and (together with the interest, participation fees and facility fees accrued and unpaid prior to the First Amendment Effective Date) shall be payable on the applicable Interest Payment Date next following the First Amendment Effective Date.

(f)          Schedule 2.01(b) (Unsecured Facility Commitment Schedule) to the Credit Agreement is hereby amended and restated in its entirety by the Amended and Restated Schedule 2.01(b) attached as Attachment 2 to this First Amendment and incorporated herein by reference.

2.          Amendment Effective Date; Conditions Precedent.    The amendments set forth in Paragraph 1, above, shall not be effective unless and until the date on which all of the following conditions precedent have been satisfied (such date of effectiveness being the “First Amendment Effective Date”):

(a)          Officer’s Certificate.    On the First Amendment Effective Date, after giving effect to the amendments set forth in Paragraph 1, above, (i) there shall exist no Default, and a Financial Officer or other executive officer of each Borrower, on behalf of such Borrower, shall have delivered to the Administrative Agent written confirmation thereof dated as of the First Amendment Effective Date, (ii) the representations and warranties of the Borrowers under Article 3 of the Credit Agreement and under Paragraph 3 of this First Amendment shall have been reaffirmed in writing by each Borrower as being true and correct in all material respects as of the First Amendment Effective Date (unless and to the extent that any such representation and warranty is stated to relate solely to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date), and (iii) each Borrower shall have reaffirmed in writing that the Regulatory Condition Satisfaction remains effective.

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(b)          First Amendment.    The Administrative Agent or the Special Counsel (defined below) shall have received from each Borrower and each Lender either (i) a counterpart of this First Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or email transmission of a signed signature page of this First Amendment) that such party has signed a counterpart of this First Amendment.

(c)          Corporate Authorization.    Each Borrower shall have delivered to the Administrative Agent a copy, certified by its Secretary or Assistant Secretary, of resolutions of its Board of Directors (or equivalent body otherwise named) authorizing the execution and delivery of this First Amendment and the transactions contemplated hereby, together with the names and signatures of the officers of such Borrower executing or attesting to this First Amendment, in form and substance reasonably satisfactory to the Administrative Agent.

(d)          Good Standing, etc.    Each Borrower shall have delivered to the Administrative Agent (a) its certificate of incorporation (or equivalent document otherwise named) or a certification of its Secretary or an Assistant Secretary to the effect that the same has not been modified since the Effective Date, (b) a certificate of good standing for such Borrower, in each case certified by the office of the applicable Governmental Authority of the jurisdiction of its organization or formation of such Borrower, and (c) a certificate of qualification to transact business as a foreign company or other entity in every other jurisdiction where such Borrower’s failure so to qualify could have a Material Adverse Effect.

(e)          Restated Notes.    The Borrowers shall have executed and delivered to the Administrative Agent (for further delivery to each Lender requesting same) an amended and restated Unsecured Facility note reflecting such Lender’s increased Unsecured Facility Commitment.

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(f)          James River Confirmation.    James River shall have executed and delivered to the Administrative Agent a confirmation of its Payment Guaranty in form and substance reasonably satisfactory to the Administrative Agent, accompanied by such certifications regarding good standing and authorization as the Administrative Agent may reasonably request.

(g)          Opinions.    The Borrowers shall have caused their and James River’s special counsel, Bryan Cave LLP and Conyers Dill & Pearman, to deliver favorable opinions of counsel in favor of the Lenders, the Letter of Credit Issuer and the Administrative Agent, all in form and substance reasonably acceptable to the Administrative Agent.

(h)          Agent Expenses.    The Borrowers shall have paid or caused to be paid to the Administrative Agent all fees and other amounts due and payable on or prior to the First Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including fees, charges and disbursements of the Special Counsel) required to be reimbursed or paid by the Borrowers hereunder, under any other Loan Document or under said fee letter agreement.

(i)          Closing Fees.    The Borrowers shall have (a) paid to the Administrative Agent, in immediately available funds, for the ratable benefit of each Lender, upfront fees in an amount equal to sum of (i) seven and one-half basis points (0.00075) of the aggregate amount of such Lender’s Secured Facility Commitment and its Unsecured Facility Commitment immediately prior to the effectiveness of this First Amendment and (ii) twenty basis points (0.00200) of the amount by which such Lender’s Unsecured Facility Commitment is increased pursuant to this First Amendment and (b) reimbursed the Administrative Agent for all costs and expenses invoiced pursuant to Section 9.03 of the Credit Agreement, including those described in Paragraph 6 of this First Amendment

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(j)          Legal Matters.    All legal matters incident to this First Amendment and the consummation of the transactions contemplated hereby shall be reasonably satisfactory to Squire Patton Boggs (US) LLP, Cleveland, Ohio, special counsel to the Administrative Agent (the “Special Counsel”).

Notwithstanding the foregoing, if the First Amendment Effective Date has not occurred on or before September 30, 2014, this First Amendment shall not become effective and shall be deemed of no further force and effect.

3.          Certain Borrower Representations.    The Borrowers hereby represent and warrant to the Lender Parties that (i) $50,000,000 of the 2014 Special Dividend will be funded by the Parent from the proceeds of a dividend paid to it by JRG Reinsurance, (ii) the payment by JRG Reinsurance of such $50,000,000 dividend to the Parent does not require any consent or approval of its Applicable Insurance Regulatory Authority or other Governmental Authority that has not been obtained and in effect, and (iii) the payment by JRG Reinsurance of such $50,000,000 dividend to the Parent does not, and will not, cause the shareholders’ equity of JRG Reinsurance as of the end of the Fiscal Year ending December 31, 2014 (or if applicable, ending December 31, 2013) to be less than 2.50 times the Bermuda Minimum Solvency Requirement.

4.          No Other Modifications.    Except as expressly provided in this First Amendment, all of the terms and conditions of the Credit Agreement and the other Loan Documents remain unchanged and in full force and effect.

5.          Confirmation of Obligations; Release.    Each Borrower hereby affirms as of the date hereof all of its respective Debt and other obligations to each of the Lender Parties under and pursuant to the Credit Agreement and each of the other Loan Documents and that such Debt and other obligations are owed to each of the Lender Parties according to their respective terms.

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Each Borrower hereby affirms as of the date hereof that there are no claims or defenses to the enforcement by the Lender Parties of the Debt and other obligations of such Borrower to each of them under and pursuant to the Credit Agreement or any of the other Loan Documents.

6.          Administrative Agent’s Expense.    The Borrowers agree to reimburse the Administrative Agent promptly for its reasonable invoiced out-of-pocket costs and expenses incurred in connection with this First Amendment and the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of the Special Counsel.

7.          Governing Law; Binding Effect.    THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF THE BORROWERS, THE LENDERS, THE LETTER OF CREDIT ISSUER AND THE ADMINISTRATIVE AGENT AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.

7.          Counterparts.    This First Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any party hereto may execute and deliver a counterpart of this First Amendment by delivering by facsimile or email transmission a signature page of this First Amendment signed by such party, and any such facsimile or email signature shall be treated in all respects as having the same effect as an original signature. Any party delivering by facsimile or email transmission a counterpart executed by it shall promptly thereafter also deliver a manually signed counterpart of this First Amendment.

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8.          Miscellaneous.

(a)          Upon the effectiveness of this First Amendment, this First Amendment shall be a Loan Document.

(b)          The invalidity, illegality, or unenforceability of any provision in or Obligation under this First Amendment in any jurisdiction shall not affect or impair the validity, legality, or enforceability of the remaining provisions or obligations under this First Amendment or of such provision or obligation in any other jurisdiction.

(c)          This First Amendment and all other agreements and documents executed in connection herewith have been prepared through the joint efforts of all of the parties. Neither the provisions of this First Amendment or any such other agreements and documents nor any alleged ambiguity shall be interpreted or resolved against any party on the ground that such party’s counsel drafted this First Amendment or such other agreements and documents, or based on any other rule of strict construction. Each of the parties hereto represents and declares that such party has carefully read this First Amendment and all other agreements and documents executed in connection herewith and therewith, and that such party knows the contents thereof and signs the same freely and voluntarily. The parties hereby acknowledge that they have been represented by legal counsel of their own choosing in negotiations for and preparation of this First Amendment and all other agreements and documents executed in connection therewith and that each of them has read the same and had their contents fully explained by such counsel and is fully aware of their contents and legal effect.

(d)          The Obligations of the Borrowers hereunder are joint and several, all as more fully set forth in Article 10 of the Credit Agreement.

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9.          Waiver of Jury Trial. EACH OF THE PARTIES TO THIS FIRST AMENDMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS FIRST AMENDMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS FIRST AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATION IN THIS SECTION.

[No additional provisions are on this page; the page next following is the signature page.]

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IN WITNESS WHEREOF, the Borrowers, the Lenders, the Letter of Credit Issuer and the Administrative Agent have hereunto set their hands as of the date first above written.

BORROWERS

JAMES RIVER GROUP HOLDINGS, LTD.

By:	/s/ Gregg Davis 9-22-14 HAMILTON, BDA
Gregg Davis, Chief Financial Officer

JRG REINSURANCE COMPANY LTD.

By:	/s/ Kevin Copeland 09/23/14
Kevin Copeland, Chief Financial Officer

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ADMINISTRATIVE AGENT AND LETTER OF
CREDIT ISSUER

KEYBANK NATIONAL ASSOCIATION, as
Administrative Agent and Letter of Credit Issuer

LENDERS

KEYBANK NATIONAL ASSOCIATION,
as Lender

By:	/s/ James Cribbet
James Cribbet, Senior Vice President

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[Lender Signatures Continued]

SUNTRUST BANK,
as Lender

By:	/s/ Paula Mueller
Name: Paula Mueller
Title: Director

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[Lender Signatures Continued]

BANK OF MONTREAL, CHICAGO BRANCH, as Lender and joining as an additional Joint Book Runner for the purposes of this First Amendment

By:	/s/ Debra Basler
Name: Debra Basler
Title: Managing Director

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[Lender Signatures Continued]

THE BANK OF NOVA SCOTIA,
as Lender

By:	/s/ Thane Rattew
Name: Thane Rattew
Title: Managing Director

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[Lender Signatures Continued]

THE BANK OF N.T. BUTTERFIELD & SON
LIMITED, as Lender

By:	/s/ ALAN DAY
Name: ALAN DAY
Title: Vice President

And:	/s/ RAYMOND H. LONG
Name: RAYMOND H. LONG
Title: VICE PRESIDENT

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[Lender Signatures Continued]

FIRST TENNESSEE BANK, N.A.,
as Lender

By:	/s/ Jason Markey
Name: Jason Markey
Title: Vice President

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[Lender Signatures Continued]

YADKIN BANK,
as Lender

By:	/s/ Jeff Hendrick
Name: Jeff Hendrick
Title: Vice President

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Attachment 1

Amended and Restated Pricing Schedule

PRICING SCHEDULE

		Eurodollar	Base Rate	Commitment
Leverage Ratio	Pricing Level	Margin	Margin	Fee Rate

< 0.15 to 1	Level I	1.500%	0.500%	0.150%

≥ 0.15 to 1 and < 0.25 to 1	Level II	1.750%	0.750%	0.200%

≥ 0.25 to 1	Level III	2.000%	1.000%	0.250%

The Eurodollar Margin, Base Rate Margin and Commitment Fee Rate will be determined by reference to the Leverage Ratio.

For purposes of this Schedule, “Pricing Level” means for any day, the Pricing Level (I, II or III) indicated on the table above that corresponds to the Leverage Ratio as of the end of the most recent Fiscal Quarter or Fiscal Year, as the case may be, for which the Parent delivered financial statements pursuant to the Loan Documents, effective on the business day immediately following the date on which such financial statements are delivered to the Administrative Agent; provided, however, that, at any and all times during which (a) the Parent is in default of the timely delivery of (1) the financial statements required by the Loan Documents for any period or (2) the accompanying compliance certificate required by the Loan Documents, the Eurodollar Margin, Base Rate Margin and Commitment Fee Rate shall be determined under Pricing Level III or (b) an Event of Default has occurred and is continuing, the Eurodollar Margin, Base Rate Margin and Commitment Fee Rate shall be determined under Pricing Level III.

Pricing Level III shall apply commencing on the First Amendment Effective Date until adjusted pursuant to the immediately preceding paragraph.

Attachment 2

Amended and Restated Schedule 2.01(b)

Schedule 2.01(b)

Unsecured Facility Commitment Schedule

Name of Lender	Unsecured Facility Commitment

KeyBank National Association	$24,500,000.00
SunTrust Bank	$24,500,000.00
Bank of Montreal, Chicago Branch	$24,500,000.00
The Bank of Nova Scotia	$17,000,000.00
The Bank of N.T. Butterfield & Son Limited	$8,000,000.00
First Tennessee Bank, N.A.	$8,000,000.00
Yadkin Bank	$6,000,000.00

Total	$112,500,000.00